EXHIBIT 3.1

RESTATED

ARTICLES OF INCORPORATION, AS AMENDED

OF

CHARMING SHOPPES, INC.

(AS AMENDED THROUGH June 26, 2008)

RESTATED
ARTICLES OF INCORPORATION, AS AMENDED
OF
CHARMING SHOPPES, INC.

ARTICLE 1.  The name of the corporation is:

Charming Shoppes, Inc.

ARTICLE 2.  The address of the registered office of the corporation in this Commonwealth is:

450 Winks Lane
Bensalem, PA 19020

ARTICLE 3.  The corporation is incorporated under the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "Business Corporation Law").

ARTICLE 4.  The purpose or purposes for which the corporation is incorporated are to have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law.

ARTICLE 5.  Capital Stock.

(a)  Authorized Shares.  The aggregate number of shares which the corporation shall have authority to issue is 301,000,000 of which 300,000,000 shares of the par value of $.10 per share shall be Common Stock and 1,000,000 shares of the par value of $1.00 per share shall be Series Preferred Stock.  The board of directors may authorize the issuance from time to time of the Series Preferred Stock in one or more series and with designations, preferences, qualifications, limitations, restrictions and special or relative rights (which may differ with respect to each series) as the Board may fix by resolution. Without limiting the foregoing, the board of directors is authorized to fix with respect to each series:

(1)  the number of shares which shall constitute the series and the name of the series;

(2)  the rate and times at which, and the preferences and conditions under which, dividends shall be payable on shares of the series, and the status of such dividends as cumulative or non-cumulative and as participating or non-participating;

(3)  the prices, times and terms, if any, at or upon which shares of the series shall be subject to redemption;

(4)  the rights, if any, of holders of shares of the series to convert such shares into, or to exchange such shares for, shares of any other class of stock of the corporation;

(5)  the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series;

(6)  the rights and preferences, if any, of the holders of shares of the series upon any liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation;

(7)  the limitations, if any, applicable while such series is outstanding, on the payment of dividends or making of distributions on, or the acquisition of, the common stock or any other class of stock which does not rank senior to the shares of the series;

(8)  the voting rights, if any, to be provided for shares of the series.

(b)  Series A Preferred Shares.  The first series of the Series Preferred Stock, par value $1.00 per share, shall consist of 500,000 shares designated as Series A Junior Participating Preferred Shares  (the "Series A Preferred Shares").  The voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of the Series A Preferred Shares are as follows:

(1)Dividends and Distributions.

(A)  The rate of dividends payable per share of Series A Preferred Shares on the first day of March, June, September and  December in each year or such other quarterly payment date as shall be specified by the board of directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of:

(i)  $1.50; or

(ii)  subject to the provision for adjustment hereinafter set forth, 300 times the aggregate per share amount of all cash dividends, and 300 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the board of directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.10 par value, of the corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares.

Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the corporation shall at any time after April 26, 1999 (the "Rights Declaration Date"):

(iii)  declare any dividend on Common Stock payable in shares of Common Stock;

(iv)  subdivide the outstanding shares of Common Stock; or

(v)  combine the outstanding shares of Common Stock into a smaller number of shares;

then in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(2)  Voting Rights.  In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

(A)  Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 300 votes on all matters submitted to a vote of the shareholders of the corporation.  In the event the corporation shall at any time after the Rights Declaration Date:

(i)  declare any dividend on Common Stock payable in shares of Common Stock;

(ii)  subdivide the outstanding shares of Common Stock; or

(iii)  combine the outstanding shares of Common Stock into a smaller number of shares;

then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)  (i)  In the event that dividends upon the Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the corporation, and to receive notice of all shareholders' meetings to be held for such purpose.  At such meetings, to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect two members of the board of directors of the corporation; and all other directors of the corporation shall be elected by the other shareholders of the corporation entitled to vote in the election of directors.  Such voting rights of the holders of such Series A Preferred Shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

(ii)  At any time when such right to elect directors separately as a class shall have so vested, the corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Series A Preferred Shares having the right to elect directors in such circumstances shall, call a special meeting of holders of such Series A Preferred Shares for the election of directors.  In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the bylaws of the corporation; provided, that the corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of shareholders of the corporation.  Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of shareholders for the election of directors, the number of directors of the corporation shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as hereinabove provided.  Whenever the number of directors of the corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.

 (iii)  So long as the holders of Series A Preferred Shares are entitled hereunder to voting rights, any vacancy in the board of directors caused by the death or resignation of any director elected by the holders of Series A Preferred Shares, shall, until the next meeting of shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.

 (iv)  Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shall have been elected directors of the corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.

(C)  Except as otherwise provided herein, in the articles of the corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

(D)  Certificated and Uncertificated Shares. All shares of each class and series may be certificated or uncertificated, except as may be otherwise expressly provided in the terms of a particular class or series.  In accordance with Section 1528(f) of the Pennsylvania Business Corporation Law or any successor provision, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall, except as otherwise expressly provided by law, be identical.

(3)  Reacquired Shares.  Any Series A Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the board of directors.

(4)  Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of:

(A)  $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared; or

(B)  an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 300 times the aggregate amount to be distributed per share to holders of Common Stock.

In the event the corporation shall at any time after the Rights Declaration Date:

(C)  declare any dividend on Common Stock payable in share of Common Stock;

(D)  subdivide the outstanding shares of Common Stock; or

(E)  combine the outstanding shares of Common Stock into a smaller number of shares;

then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to subsection 4(B) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(5)  Consolidation, Merger, etc.  In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 300 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.  In the event the corporation shall at any time after the Rights Declaration Date:

(A)  declare any dividend on Common Stock payable in shares of Common Stock;

(B)  subdivide the outstanding shares of Common Stock; or

(C)  combine the outstanding shares of Common Stock into a smaller number of shares;

then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(6)  No Redemption.  The Series A Preferred Shares shall not be redeemable.

(7)  Ranking.  The Series A Preferred Shares shall rank junior to all other series of the corporation's Series Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(8)  Fractional Shares.  Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

(The provisions of this Article 5(b) were amended and
adopted by the Board of Directors  on February 10, 1999)

(c)  No Cumulative Voting.  Cumulative voting shall not be allowed upon any vote of the shareholders of this corporation.

(d) Certificated and Uncertificated Shares. All shares of each class and series may be certificated  or uncertificated, except as may be otherwise expressly provided in the terms of a particular class or series.  In accordance with Section 1528(f) of the Pennsylvania Business Corporation Law or any successor provision, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall, except as otherwise expressly provided by law, be identical.

(The provisions of this Article 5(d) was approved  and
adopted by the Board of Directors  on September 19, 2007)

(Article 6 has been deleted in its entirety effective June 26, 2008)

(Article 7 has been deleted in its entirety effective June 26, 2008)